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Agree Realty Overview (NYSE: ADC)

NET LEASE REIT FOCUSED ON THE ACQUISITION & DEVELOPMENT OF HIGH-QUALITY RETAIL PROPERTIES

OUR COMPANY

- Founded in 1971 by Executive Chairman, Richard Agree
- Public on the NYSE since 1994
- $12.9 billion[(1)] retail net lease REIT headquartered in Royal Oak, Michigan
- 2,756 retail properties totaling approximately 57.5 million square feet in all 50 states
- Investment grade issuer ratings of A- from Fitch, Baa1 from Moody's, and BBB+ from S&P

RETHINK **RETAIL**

- Capitalize on distinct market positioning in the retail net lease space
- Focus on industry-leading retailers through our three unique external growth platforms
- Leverage our real estate acumen and relationships to identify superior risk-adjusted opportunities
- Maintain a conservative and flexible capital structure that enables our growth trajectory
- Provide consistent, high-quality earnings growth and a well-covered, growing dividend

As of March 31, 2026. (1) See Glossary beginning on page 41 for the definition of Enterprise Value.

AGREE REALTY RETHINK RETAIL
© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED.
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3© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. consistency noun steadfast adherence to the same principles, course, or form [ kuh n-sis-tuh n-see ]

Recent Highlights

Raised approximately $660 million of forward equity in Q1 2026 via the sale of 8.7 million shares on the Company's ATM program(1)

- Acquired $403 million of high-quality retail net lease assets in Q1 2026 at a weighted-average cap rate of 7.1%
- 15 development or DFP projects completed or under construction for $112 million as of quarter end(2)
- 2026 investment volume guidance of $1.4 billion to $1.6 billion(3), ~10% above initial guidance provided in January
- 2026 AFFO per share guidance of $4.54 to $4.58, representing 5.4% growth at the midpoint(3)

- Fortress balance sheet with liquidity of approximately $2.3 billion(4)
- Approximately $1.4 billion of outstanding forward equity as of quarter end(1)
- Closed a $350 million 5.5-year, delayed draw term loan at a 4.02% fixed rate(5)
- 3.2x Proforma Net Debt to Recurring EBITDA as of quarter end(4)
- Declared increased monthly cash dividend of $0.267 per common share for April, representing a 4.3% year-over-year increase(6)

As of March 31, 2026, unless otherwise noted. (1) Anticipated net proceeds based on the applicable forward sale prices as of March 31, 2026. (2) Reflects total capital committed for the 15 projects. (3) Reflects full-year 2026 guidance provided by the Company on April 21, 2026. (4) Proforma for the settlement of the Company's outstanding forward equity as of March 31, 2026. (5) $250 million was drawn in March 2026, leaving $100 million of remaining capacity as of March 31, 2026. Fixed rate inclusive of $350 million of forward-starting SOFR swaps. (6) Declared by the Company on April 9, 2026. Note: this presentation includes non-GAAP financial measures, and a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is included in the Appendix herewith.

AGREE REALTY
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© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED.
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5© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Over $1.6 billion of hedged capital(1) Total liquidity of approximately $2.3 billion(2) Closed a $350 million 5.5-year term loan at a 4.02% fixed rate(3) No material debt maturities until 2028 As of March 31, 2026. (1) Hedged capital includes $250 million of forward-starting interest rate swaps fixing the base rate for a future 10-year unsecured debt issuance at approximately 4.1%, combined with approximately $1.4 billion of outstanding forward equity. (2) Proforma for the settlement of the Company’s outstanding forward equity as of March 31, 2026. (3) $250 million was drawn in March 2026, leaving $100 million of remaining capacity as of March 31, 2026. Fixed rate inclusive of $350 million of forward-starting SOFR swaps. Positioned for 2026 “Our balance sheet is fortified, our pipeline is strong and our Team is laser focused. We are extremely well-positioned to execute on our Operating Strategy for the remainder of the year and beyond.” - JOEY AGREE, Q1 2026 EARNINGS RELEASE Total Liquidity $1.4B $0.9B $31M Forward Equity Outstanding Revolver & Term Loan Capacity Cash

6© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. ADC’s Retail Thought Leadership Launched acquisition platform in 2010 with a focus on e-commerce resistance  Launched RETHINK RETAIL campaign to challenge misperceptions about the future of brick & mortar Published proprietary ADC White Papers highlighting omnichannel retail trends Avoided or actively disposed of troubled retail sectors including theaters, pharmacy, car washes, health & fitness and entertainment retail  Early identification of promising retailers:

7© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Omni-Channel Vision IDENTIFIED CRITICAL ROLE OF NET LEASE IN DRIVING OMNI-CHANNEL STRATEGY “The strongest and most resilient retailers in today’s omni- channel world have embraced a comprehensive approach that blurs the historical lines between e- commerce distribution and brick & mortar operations.” - Agree Knowledge Base: Omni-Channel 101 “Every retailer in the country is going to [have to] have billions of dollars, national retailers, to experiment, to test and eventually effectuate a true omni-channel experience because you can't be an e-commerce-based retailer or just a brick-and-mortar-based retailer today, it doesn't work.”                     - Joey Agree “So, I think as retailers look forward in 2016 and beyond and they're looking in the omni-channel world, how is their e-commerce presence, online ordering, physical pick up, more and more retailers are going to realize the benefit of net leased retail.” - Joey Agree, Q1 2016 Earnings Call “COVID reaffirmed our belief that, one, we're heading toward a world where all retailers are omni- channel. Brick-and-mortar is an integral part of that omni-channel overall experience.” - Joey Agree, 2022 Citi Conference

8© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION October 2020 Rated BBB by S&P and Baa1 by Moody’s Q2 2016 “While neither Tractor Supply Company nor Hobby Lobby maintains a public credit rating, both possess investment-grade quality financials with very strong balance sheets.” Q1 2017 “…it's a great company, it's got a fantastic balance sheet. …and we have a great relationship and respect for them.” Q3 2018 “We have a fantastic relationship with their real estate team. The business is really thriving. They have no national competition. They also have the highest-rated e-commerce website of any retailer.” Investment Foresight As of March 31, 2026. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects Tractor Supply’s market capitalization from 12/31/2012 to 3/31/2026. ADC has acquired over 125 locations since 2013 and today TSCO is our 2nd largest tenant. Q3 2013 Acquired first Tractor Supply

9© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION Q3 2017 Acquired first Gerber Collision Q4 2018 “…We think they're the premier auto collision operator in the United States…We'll continue to work with them on all types of opportunities through all 3 external growth platforms…” Q1 2022 “…identifying early on a retailer that we thought was in a tremendous position to access a fragmented space and had the balance sheet capabilities to do so.” ADC built preferred development relationship with Gerber Collision, developing over 25 locations to help spearhead organic growth. They are now our 9th largest tenant with over 120 locations. As of March 31, 2026. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects The Boyd Group’s market capitalization from 12/31/2013 to 3/31/2026. Q1 2018 “Now you see Gerber Collision in the collision space. Again, a company that's owned by Boyd Group of Canada, conservative, disciplined leaders in the collision space.” 2014 Identified and met with The Boyd Group for the first time Q4 2025 Boyd Group Services Inc. launched its U.S. IPO, strengthening its presence in U.S. capital markets and broadening its investor base

10© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION Leveraged all three external growth platforms to make Sunbelt Rentals our 13th largest tenant today with over 60 locations. As of March 31, 2026. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects Ashtead Group’s market capitalization from 12/31/2014 to 3/31/2026. Q4 2015 Acquired first Sunbelt Rentals Q4 2019 “… the only investment-grade operator in the country. If you look at the equipment ownership versus rental in this country…. it is very, very low relative to Western Europe. And so, there's a big opportunity in this country for equipment rental rather than ownership.” April 2019 Rated BBB- by S&PAugust 2018 Rated Baa3 by Moody’s Q1 2022 “Our decision to invest in Sunbelt Rentals was recently reinforced by their upgraded BBB rating by Fitch.” February 2026 Sunbelt Rentals Holdings, Inc. announces its listing on the NYSE and is assigned a BBB issuer rating by Fitch Ratings

11© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION Since 2012, ADC has acquired or developed over 65 TJX locations, and TJX is now our 5th largest tenant. As of March 31, 2026. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects The TJX Companies’ market capitalization from 12/30/2011 to 3/31/2026. Q3 2012 Developed first TJ Maxx Q4 2023 “the off-price retailers, it's all the TJX concepts…These operators have the desire to continue to expand across all of their different flags.” August 2015 Upgraded to A2 by Moody’s Q2 2017 “At the same time, in terms of women's apparel, you look at T.J. Maxx…the off- price retailers have thrived.” Q4 2017 “the TJX Companies …is now our #5 tenant. We have a strong bias towards off-price retail and the experience and value proposition that it provides for consumers. We enjoy a strong working relationship with TJX...” January 2015 Jerry Rossi, former Group President of The TJX Companies, joined Agree Realty’s Board of Directors

12© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 30% 27% 22% 17% 12% 8% 5% 3% 2% 1% 1% 1% 1% <1% <1% Q2 2017 “our Walgreens concentration was down to 8.8% at quarter end, below our goal of sub-10% by year-end.” Q1 2021 “With this transaction, CVS has surpassed Walgreens as our largest pharmacy tenant…we continue to favor CVS as the sector leader, given their innovation and adaptation to consumer preferences and overall market dynamics in the pharmacy space.” Q1 2019 “I think the pharmacy space, in general, really has some work to do on the front end predominantly of those stores. And we'd like to see some ingenuity and creativity driving traffic into those stores and driving margin as well as top line revenue to the front end of those stores.” ADC reduced Walgreens exposure from 30% in 2012 to less than 1% and reduced overall Pharmacy exposure to 3.5%. Exposure is as of year-end 2012 through March 31, 2026, and is measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. 2023 Downgraded to Baa3 by Moody’s in January. Downgraded to BBB- by S&P in October. Downgraded to Ba2 by Moody’s in December. 2024 Downgraded to Ba3 by Moody’s in July. Downgraded to BB by S&P in July Downgraded to BB- by S&P in December. 2025 Walgreens entered into a definitive agreement to be acquired by private equity firm Sycamore Partners. The transaction closed in August 2025.

13© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Capital Markets Leader INNOVATIVE BALANCE SHEET MANAGEMENT “We view the forward equity offering as a prudent way to further fortify our balance sheet and lock in an accretive cost of capital while mitigating external risks and market volatility.” - JOEY AGREE, Q3 2018 EARNINGS CALL ADC was the first net lease REIT to issue forward equity in March 2018 Since 2018, $43B of forward equity has been raised in the net lease space Lowest cost preferred equity issuance in net lease REIT history at 4.25% Closed a market leading, delayed draw, 5.5-year term loan at a fixed rate of 4.02%(1) Forward equity has accounted for ~96% of all net lease issuance since 2023 As of March 31, 2026. (1)$250 million was drawn in March 2026, leaving $100 million of remaining capacity as of March 31, 2026. Fixed rate inclusive of $350 million of forward-starting SOFR swaps.

Disciplined Capital Allocator

CONSERVATIVE WACC CALCULATION DRIVES CONSISTENT & SUPERIOR EARNINGS GROWTH

NET LEASE INVESTMENT SPREADS

- 150+ bps – **Pedal to the Metal!**
- 100 - 150 bps – Investments Generate Healthy Accretion
- 75 - 100 bps – Investments Generate Sufficient Accretion
- <75 bps – Investments Not Sufficiently Accretive

✓ Cost of equity is based on forward 12-month consensus AFFO per share

✓ Cost of debt reflects anticipated rate for 10-year unsecured bond offering

✗ **Using short-term debt and adding unburdened free cash flow artificially improves cost of capital by ~70 bps**

WACC CALCULATION COMPARISON

ADC WACC CALCULATION

WEIGHTING	FORM OF CAPITAL	COST
75%	Equity[1]	5.8%
25%	Long-Term Debt[2]	5.1%
WACC		**5.6%**

PEER WACC CALCULATION

WEIGHTING	FORM OF CAPITAL	COST
65%	Equity[1]	5.8%
25%	Five-Year Term Loan	4.4%
10%	Free Cash Flow After Dividend	0.0%
WACC		**4.9%**

As of April 17, 2026. (1) The cost of equity is calculated using the share price as of April 17, 2026, compared to consensus forward 12-month AFFO per share. (2) Long-term debt reflects anticipated rate for 10-year unsecured bond offering based in part on market estimates. Any differences are the result of rounding.

AGREE REALTY
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© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED.
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15© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Best-in-Class Total Shareholder Returns As of March 31, 2026. Comparison includes ADC, the MSCI US REIT Index (RMZ), the S&P MidCap 400, and the Triple Net Lease Peer Group. (1) Total Return Performance is calculated on a daily basis using total return metrics, which reflect stock price appreciation along with the reinvestment of dividends. (2) The Triple Net Lease Peer Group includes the following companies: EPR Properties, Getty Realty Corp., NNN REIT, Inc., Realty Income Corporation, and W.P. Carey. Past performance is not necessarily indicative of future results. Total Return Performance(1) 1 c 10-YEAR TOTAL SHAREHOLDER RETURNS HAVE OUTPERFORMED PEERS AND MAJOR INDICES Our strong earnings growth, well-covered dividend, high-quality portfolio, and fortress balance sheet have driven best-in-class total shareholder returns. Net Lease Peers(2)Agree Realty S&P Mid Cap 400MSCI US REIT Index

The Country’s Leading Retail Portfolio

17© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. As of March 31, 2026. Any differences are a result of rounding. (1) See Glossary beginning on page 41 for definitions of Equity Market Capitalization, Enterprise Value and Investment Grade. (2) Proforma for the settlement of the Company’s outstanding forward equity as of March 31, 2026.  TENANT / CONCEPT ANNUALIZED BASE RENT % OF TOTAL Walmart $43.8 5.7 % Tractor Supply 36.2 4.7 % Dollar General 29.1 3.8 % Hobby Lobby 25.8 3.4 % TJX Companies 23.1 3.0 % O'Reilly Auto Parts 22.8 3.0 % Best Buy 22.1 2.9 % CVS 21.5 2.8 % Gerber Collision 21.3 2.8 % Kroger 21.0 2.8 % Lowe's 21.0 2.7% 7-Eleven 19.5 2.6 % Sunbelt Rentals 17.2 2.3 % Sherwin-Williams 16.3 2.1 % Burlington 15.5 2.0 % Home Depot 14.9 2.0 % Wawa 12.8 1.7 % Dollar Tree 12.3 1.6 % Genuine Parts Company 12.2 1.6 % Other 355.4 46.5 % Total $763.8 100.0% Agree Realty Snapshot TENANT SECTOR ANNUALIZED BASE RENT % OF TOTAL Grocery Stores $79.3 10.4 % Home Improvement 70.0 9.2 % Convenience Stores 59.6 7.8 % Tire & Auto Service 58.9 7.7 % Auto Parts 50.0 6.5 % Dollar Stores 47.8 6.3 % Off-Price Retail 45.2 5.9 % Farm And Rural Supply 38.0 5.0 % General Merchandise 36.6 4.8 % Crafts And Novelties 28.2 3.7 % Other 250.2 32.7 % Total $763.8 100.0% Equity Market Capitalization(1) $9.1 Billion Enterprise Value(1) $12.9 Billion Property Count 2,756 Net Debt to EBITDA 5.1x / 3.2x(2) Investment Grade %(1) 65.4% Company Overview Top Tenants ($ in millions) Top Retail Sectors ($ in millions)

18© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. BEST-IN-CLASS RETAILERS WITH CONSERVATIVE BALANCE SHEETS Strong Investment Grade Portfolio 15% SUB-INVESTMENT GRADE(1) 20% NOT RATED(1) 65% INVESTMENT GRADE(1) As of March 31, 2026. Any differences are a result of rounding. (1) See Glossary beginning on page 41 for definitions of Investment Grade, Sub-Investment Grade and Not Rated. Retail Credit Type (% of ABR)

19© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. INDUSTRY-LEADERS OPERATING IN E-COMMERCE RESISTANT SECTORS National and Super-Regional Retailers 2% FRANCHISE(1) 10% SUPER-REGIONAL(1) 88% NATIONAL(1) As of March 31, 2026. Any differences are a result of rounding. (1) See Glossary beginning on page 41 for definitions of National, Franchise and Super-Regional. Retail Tenant Type (% of ABR)

20© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. As of March 31, 2026. (1) See Glossary beginning on page 41 for definitions of Investment Grade, Sub- Investment Grade and Not Rated. FEE SIMPLE OWNERSHIP + SIGNIFICANT TENANT INVESTMENT Ground Lease Portfolio Breakdown Ground Lease Credit Overview (% of ABR) 84% INVESTMENT GRADE(1) 11% NOT RATED(1) 5% SUB-INVESTMENT GRADE(1) Ground Lease Portfolio Overview 261 Leases 10.1% of total portfolio ABR 9.1 years weighted- average lease term Top Ground Lease Tenants (% of ABR) 15% 14% 11% 7% 5% 5% 3% 3% 3% 2%

21© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. FIRST EXPIRATION HIGHLIGHTS EMBEDDED VALUE WITH 159% RECAPTURE RATE Ground Lease Value Creation Chase Bank - Stockbridge, GA New Lease Rent Per Square Foot $46.54 New Lease Term(2) 15 Years Rental Increases 10% Every 5 Years Options 3 x 5 Years x 10% Annualized Base Rent $193,083 Prior Lease Rent Per Square Foot $29.26 Remaining Lease Term(1) 0.1 years Rental Increases None Remaining Options None Remaining Annualized Base Rent $110,007 Recapture rate reflects current rent per square foot vs. prior rent per square foot. (1) Reflects remaining lease term at the time the lease extension was executed. (2) New lease commenced in Q1 2023.

22© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. $12.95 $14.45 $19.11 $21.12 $21.42 $23.45 $25.15 $30.30 $30.45 65% 53% 44% 32% 22% 20% 13% —% —% —% Leading, Pure-Play Retail Net Lease REIT HIGHLY DIVERSIFIED PORTFOLIO WITH THE LOWEST RENT PSF(1) AND HIGHEST INVESTMENT GRADE % Average Rent PSF(1) Investment Grade Concentration Top 3 Sector Concentration(2) ADC data as of March 31, 2026. Peer data of December 31, 2025. (1) Average Rent PSF was calculated using a cash-based annualized rent figure, where available, based on each company’s definition. Based on retail rent and square footage. (2) W. P. Carey and Realty Income report similar or lower Top 3 Sector Concentrations due in part to significantly broader sector classifications— 90 and 92 sectors, respectively—compared to ADC’s more targeted categorization across 32 retail-focused sectors. 91% 87% 73% 43% 38% 37% 33% 27% 27% 25%

Disciplined Investment Strategy & Active Portfolio Management

24© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Engage in consistent dialogue to understand store performance and tenant sustainability Leverage relationships to identify the best risk-adjusted opportunities Our Investment Strategy THREE-PRONGED GROWTH STRATEGY COMPREHENSIVE REAL ESTATE SOLUTIONS FOR LEADING RETAILERS A C Q U IS IT IO N S D EV EL O PM EN T D EV EL O PE R FU N D IN G PL A TF O RM RETAILER RELATIONSHIPS Agree leverages its three distinct investment platforms to target industry-leading retailers in e-commerce and recession resistant sectors

25© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. What Has ADC Been Investing In? The retail landscape continues to dynamically evolve as market forces cause disruption and change. To mitigate risk in a period of continued disruption, the Company adheres to a number of investment criteria, with a focus on four core principles: Focus on leading operators that have matured in omni- channel structure or those in e-commerce resistant sectors OMNI-CHANNEL CRITICAL (E-COMMERCE RESISTANCE) Emphasize a balanced portfolio with exposure to counter-cyclical sectors and retailers with strong credit profiles RECESSION RESISTANCE Strong emphasis on leading operators with strong balance sheets and avoidance of private equity sponsored retailers AVOIDANCE OF PRIVATE EQUITY SPONSORSHIP Protects against unforeseen changes to our top-down investment philosophy STRONG REAL ESTATE FUNDAMENTALS & FUNGIBLE BUILDINGS

26© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. TOP-DOWN FOCUS ON LEADING RETAILERS IN THE U.S. PAIRED WITH A BOTTOMS-UP REAL ESTATE ANALYSIS Large & Fragmented Opportunity Set REAL ESTATE FUNDAMENTALS •Rents ≤ market •Fungibility of building MARKET RENTS •Limited competition •Strong market presence COMPETITION •Access •Visibility •Demographics •Major retail corridor •Strong traffic drivers RETAIL SYNERGY ADC reviewed over $101 billion of opportunities since 2018 $9.5 BILLION acquired since 2018 As of March 31, 2026.

27© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. As of April 17, 2026. Store counts include both leased and owned locations and were obtained from company filings and third-party sources including CS News, CSP Daily News, CT Insider, and Progressive Grocer. Table is representative and does not include all retailers.  170,000+ NET LEASE OPPORTUNITIES AND GROWING WITH BEST-IN-CLASS RETAILERS Sandbox Offers Runway for Growth Auto Parts Stores 23,500+ Farm & Rural Supply Stores 2,600+ Crafts & Novelties Stores 1,000+ Quick-Service Restaurants 34,900+ Equipment Rental Stores 2,800+ Warehouse Clubs 1,400+ Home Improvement Stores 9,400+ Consumer Electronics Stores 1,300+ Grocery Stores 13,400+ Dealerships 500+ Convenience Stores 31,100+ Off-Price Retail Stores 6,900+ Tire & Auto Service Stores 5,800+ Dollar Stores 30,100+ General Merchandise Stores 7,100+

28© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. $701 $1.3B $1.4B $1.6B $1.2B $867 $1.4B $19 $27 $27 $55 $84 $120 2019 2020 2021 2022 2023 2024 2025 2026 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 ADC HAS INVESTED OVER $11 BILLION IN HIGH-QUALITY RETAIL NET LEASE PROPERTIES SINCE 2010 Track Record of Execution DEVELOPMENT & DFP(2)ACQUISITIONS Investment Activity ($ in millions, unless otherwise noted) As of March 31, 2026, unless otherwise noted. (1) Reflects full-year 2026 investment volume guidance provided by the Company on April 21, 2026. Investment volume includes capital deployed through the Company’s acquisition, development and DFP platforms. (2) Reflects capital deployed into development and DFP projects completed or under construction during the period. (1) $1.4B - $1.6B $61

29© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. $67.2M $49.4M $58.0M $45.8M $9.7M $98.4M $44.1M $10.6M 2019 2020 2021 2022 2023 2024 2025 2026 BERLIN, NJ HOUSTON, TX PORTAGE, MI CANTON, MI FOCUSED ON NON-CORE ASSET SALES & CAPITAL RECYCLING Active Portfolio Management As of March 31, 2026. Graph is representative and does not include all dispositions. Total Dispositions 2010-2026: $612 million STALLINGS, NC FORT WORTH, TX OH (2) & PA (2) FLOWOOD, MS MAPLEWOOD, MN TYLER, TX BELTON, MO MI (2), NY & FL VA (3) MIDLAND, MI UT (2), ND & MT PENSACOLA, FL OH (3), WV, & VA TOPEKA, KS INDIANAPOLIS, IN KIRKLAND, WA JACKSONVILLE BEACH, FL IL (1), ND (1) & OH (1) MICHIGAN (2) ST. GEORGE, UT SC (2) & TX (1) AUSTIN, TX JACKSONVILLE, FL SC (1) & MN (1) AURORA, CO WYLIE, TX FL (5) FL (2) FL (3) OLATHE, KS BROWNSBURG, IN MANITOWOC, WI VA, MI, OH Henderson, NV

Fortified Balance Sheet

31© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. $10 $42$50 $410 $450 $475 $375 $300 $300 $450 $400 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 $0 $100 $200 $300 $400 $500 $600 As of March 31, 2026. (1) Excludes $469.7 million of outstanding short-term commercial paper notes as of March 31, 2026. (2) There were no outstanding borrowings on the Company’s revolving credit facility as of March 31, 2026. The revolving credit facility matures in August 2029 assuming two 6-month extension options are exercised. (3) The Company has drawn $250.0 million of its $350.0 million delayed draw unsecured term loan as of March 31, 2026. The remaining $100.0 million is available as a delayed draw term loan commitment until November 17, 2026. (4) See Glossary beginning on page 41 for definitions of Equity Market Capitalization, Enterprise Value, Net Debt to Enterprise Value and Fixed Charge Coverage Ratio. (5) Reflects net debt to annualized Q1 2026 recurring EBITDA. (6) Proforma for the settlement of the Company's outstanding forward equity as of March 31, 2026. Leading With Our Fortress Balance Sheet CAPITALIZATION STATISTICS Equity Market Capitalization(4) $9.1 Billion Enterprise Value(4) $12.9 Billion Net Debt to Enterprise Value(4) 28.5% CREDIT METRICS Fixed Charge Coverage Ratio(4) 4.2x Net Debt to Recurring EBITDA(5) 5.1x / 3.2x(6) Issuer Ratings A- / Baa1 / BBB+ Ratings Outlooks Stable / Stable / Stable Debt Maturities ($ in millions) SECUREDUNSECURED NO MATERIAL DEBT MATURITIES UNTIL 2028 (2) <$1 (3)(1)

32© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. STRONG CAPITAL MARKETS EXECUTION HAS PROVIDED AMPLE LIQUIDITY; ~$12 BILLION OF ACTIVITY SINCE 2010 Capital Markets Track Record Reflects gross proceeds from equity and long-term debt raised through March 31, 2026. Forward equity and delayed-draw debt offerings are shown in the year they were raised, rather than settled or drawn. Capital Markets Activity ($ in millions) COMMON EQUITYUNSECURED DEBTSECURED DEBT PREFERRED EQUITY $225 $125 $350 $650 $300 $350 $450 $750 $531 432.8 $988 $1,095 $1,322 $371 $1,103 $714 $665 $175 2018 2019 2020 2021 2022 2023 2024 2025 2026 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $42

33© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. (includes outstanding forward equity offerings) ADC HAS BEEN AT OR BELOW 4.5X PROFORMA NET DEBT TO RECURRING EBITDA SINCE 2018 Low Leverage = Strong Positioning As of March 31, 2026. Proforma Net Debt to Recurring EBITDA deducts the Company’s outstanding forward equity offerings for each period from the Company’s net debt for each period. PROFORMA NET DEBT TO RECURRING EBITDANET DEBT TO RECURRING EBITDA 4.5x 4.5x 4.5x 4.7x 4.8x 4.9x 4.9x 4.9x 4.9x 5.2x 5.1x 4.9x 5.1x 3.7x 4.1x 4.5x 4.3x 4.3x 4.1x 3.6x 3.3x 3.4x 3.1x 3.5x 3.8x 3.2x Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026

34© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $3.25 169 CONSECUTIVE COMMON DIVIDENDS PAID; AVERAGE AFFO PAYOUT RATIO OF ~74% OVER PAST 10 YEARS Growing, Well-Covered Monthly Dividend As of March 31, 2026. Reflects common dividends per share declared in each year, rounded to two decimals. 169 consecutive common dividends paid includes 62 monthly dividends and 107 quarterly dividends. 5%+ 10-Year C AGR A n n u a l D iv id e n d s D e c la re d P e r S h a re

Agree Realty's ESG Practices

DEDICATED TO SUSTAINABILITY AND GOOD CORPORATE CITIZENSHIP

ENVIRONMENTAL PRACTICES

Focus on industry leading, national & super-regional retailers provides for a relationship with some of the most environmentally conscientious retailers in the world

The Company anticipates its new headquarters will achieve LEED certification, with features including EV charging stations, motion activated lighting and high-quality building materials

Executed over 100 green leases with tenants, resulting in Gold-level recognition from Green Lease Leaders for three consecutive years

GREEN LEASE LEADER GOLD

SOCIAL RESPONSIBILITY

The Agree Wellness program focuses on Health Wellness & Financial Wellness to enhance employee well-being

Ongoing professional development is offered to help all team members advance their careers

The Company has recently sponsored charities including the Bottomless Toy Chest, CARE House of Oakland County, and Michigan Veteran's Foundation

ADC has received awards from Globe St, Crain's Detroit Business, and Best and Brightest in Wellness recognizing its outstanding corporate culture and wellness initiatives the Bottomless Toy Chest — Bringing toys, joy & hope to sick kids.

40 YEARS OF HELPING CHILDREN. CARE HOUSE OF OAKLAND COUNTY

CORPORATE GOVERNANCE

ADC's Board has 10 directors, eight of whom are independent; six new independent directors added since 2018

The Board added a third female Director, appointing Linglong He in January 2024

The Nominating & Governance Committee has formal oversight responsibility for the Company's ESG program

The Company enhanced its alignment with the ISSB IFRS S1 and S2 disclosure standards, building on our previous work with the SASB and TCFD frameworks and reflecting our dedication to transparent reporting

IFRS TCFD SASB

AGREE REALTY RETHINK RETAIL
© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED.
35

36© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Investment Summary Highlights FORTIFIED BALANCE SHEET HIGHEST-QUALITY RETAIL REAL ESTATE INVESTMENT GRADE ISSUER RATINGS R o b u st g ro w th tr a je c to ry MULTI-YEAR TRACK RECORD OF EXECUTION Well-covered &consistent dividend

37© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED.

Quarterly Reconciliation of Proforma Net Debt to Recurring EBITDA

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Mortgage notes payable, net	$47,842	$47,701	$42,952	$42,811	$42,666	$42,518	$42,366	$42,210	$42,050	$41,886	$41,718	$41,546	$41,370
Unsecured term loan, net	0	0	346,639	346,798	346,947	347,115	347,274	347,452	347,609	347,767	347,900	348,074	596,683
Senior unsecured notes, net	1,792,611	1,793,198	1,793,777	1,794,312	1,794,874	2,236,223	2,236,948	2,237,759	2,238,451	2,582,892	2,583,685	2,584,608	2,585,618
Unsecured revolving credit facility	196,000	303,000	49,000	227,000	330,000	43,000	49,000	158,000	322,000	247,000	389,000	320,500	469,650
Total Debt per the Consolidated Balance Sheet	$2,036,453	$2,143,899	$2,232,368	$2,410,921	$2,514,487	$2,668,856	$2,675,588	$2,785,421	$2,950,110	$3,219,545	$3,362,303	$3,294,728	$3,693,321
Unamortized debt issuance costs and discounts, net	$19,720	$19,050	$21,731	$20,947	$20,145	$28,537	$27,563	$26,483	$25,544	$30,854	$29,838	$28,650	$28,941
Total Debt	$2,056,173	$2,162,949	$2,254,099	$2,431,868	$2,534,632	$2,697,393	$2,703,151	$2,811,904	$2,975,654	$3,250,399	$3,392,141	$3,323,378	$3,722,262
Cash and cash equivalents	$(11,809)	$(8,068)	$(6,384)	$(10,907)	$(6,314)	$(9,639)	$(13,237)	$(6,399)	$(7,915)	$(5,824)	$(13,696)	$(16,295)	$(25,077)
Cash held in escrows	(1,131)	(4,179)	(3)	(3,617)	(9,120)	(14,615)	0	0	(3,254)	(3,087)	(3,182)	(4,327)	(6,128)
Net Debt	$2,043,233	$2,150,702	$2,247,712	$2,417,344	$2,519,198	$2,673,139	$2,689,914	$2,805,505	$2,964,485	$3,241,488	$3,375,263	$3,302,756	$3,691,057
Anticipated Net Proceeds from Forward Equity Offerings	$(362,125)	$(202,026)	$0	$(235,619)	$(236,769)	$(431,073)	$(724,955)	$(919,909)	$(917,114)	$(1,289,392)	$(1,036,110)	$(716,058)	$(1,371,612)
Proforma Net Debt	$1,681,108	$1,948,676	$2,247,712	$2,181,725	$2,282,429	$2,242,066	$1,964,959	$1,885,596	$2,047,371	$1,952,096	$2,339,153	$2,586,698	$2,319,445
Net Income	$41,774	$41,015	$41,657	$46,101	$45,014	$54,913	$44,528	$45,377	$47,148	$49,353	$52,279	$56,209	$62,231
Interest expense, net	17,998	19,948	20,803	22,371	24,451	26,416	28,942	29,095	30,764	32,274	35,212	36,362	35,970
Income and other tax expense	783	709	709	709	1,149	1,004	1,077	1,075	825	425	225	260	500
Depreciation of rental real estate assets	26,584	28,145	29,769	31,119	31,966	33,531	33,941	38,397	37,164	38,698	40,867	42,427	44,324
Amortization of lease intangibles - in-place leases and leasing costs	13,770	14,328	15,258	15,611	15,996	16,424	17,056	17,652	18,064	19,679	19,715	20,367	21,708
Non-real estate depreciation	292	277	598	527	501	499	507	517	527	562	597	642	667
Provision for impairment	0	1,315	3,195	2,665	4,530	0	2,694	0	4,331	2,961	2,980	1,600	1,400
(Gain) loss on sale or involuntary conversion of assets, net	0	(319)	20	(1,550)	(2,041)	(7,176)	(1,794)	(430)	(772)	(1,510)	(1,056)	(2,047)	(2,225)
EBITDAre	$101,201	$105,418	$112,009	$117,553	$121,566	$125,611	$126,951	$131,683	$138,051	$142,442	$150,819	$155,820	$164,575
Run-Rate Impact of Investment, Disposition & Leasing Activity	$4,147	$4,276	$5,207	$2,344	$1,376	$1,890	$2,446	$4,055	$4,421	$4,356	$5,601	$4,405	$5,227
Amortization of above (below) market lease intangibles, net	8,611	8,711	8,293	7,481	8,295	8,297	8,294	8,350	8,546	8,537	9,344	9,988	10,678
Recurring EBITDA	$113,959	$118,405	$125,509	$127,378	$131,237	$135,798	$137,691	$144,088	$151,018	$155,335	$165,764	$170,213	$180,480
Annualized Recurring EBITDA	$455,836	$473,620	$502,036	$509,512	$524,948	$543,192	$550,764	$576,352	$604,072	$621,340	$ 663,056	$680,852	$721,920
Total Debt per the Consolidated Balance Sheet to Annualized Net Income	12.2x	13.1x	13.4x	13.1x	14.0x	12.2x	15.2x	15.5x	15.8x	16.5x	16.2x	14.8x	15.0x
Net Debt to Recurring EBITDA	4.5x	4.5x	4.5x	4.7x	4.8x	4.9x	4.9x	4.9x	4.9x	5.2x	5.1x	4.9x	5.1x
Proforma Net Debt to Recurring EBITDA	3.7x	4.1x	4.5x	4.3x	4.3x	4.1x	3.6x	3.3x	3.4x	3.1x	3.5x	3.8x	3.2x

AGREE REALTY
RETHINK RETAIL
© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED.
38

Annual Reconciliation of Net Income to FFO, Core FFO and AFFO

	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Net Income	$39,762	$45,797	$58,790	$58,798	$80,763	$91,972	$122,876	$153,035	$170,547	$189,832	$204,989
Series A Preferred Stock Dividends	0	0	0	0	0	0	(2,148)	(7,437)	(7,437)	(7,437)	(7,437)
Net Income attributable to OP Common Unitholders	$39,762	$45,797	$58,790	$58,798	$80,763	$91,972	$120,728	$145,598	$163,110	$182,395	$197,552
Depreciation of rental real estate assets	$11,466	$15,200	$19,507	$24,553	$34,349	$48,367	$66,732	$88,685	$115,617	$137,835	$159,155
Amortization of lease intangibles - in-place leases and leasing costs	4,957	8,135	7,076	8,271	11,071	17,882	28,379	44,107	58,967	67,128	77,825
Provision for impairment	0	0	0	2,319	1,609	4,137	1,919	1,015	7,175	7,224	11,872
(Gain) loss on sale or involuntary conversion of assets, net	(12,135)	(9,964)	(14,193)	(11,180)	(13,306)	(8,004)	(15,111)	(5,258)	(1,849)	(11,441)	(5,386)
Funds from Operations - OP Common Unitholders	$44,050	$59,168	$71,180	$82,761	$114,486	$154,354	$202,647	$274,147	$343,020	$383,141	$441,018
Loss on extinguishment of debt & settlement of related hedges	$0	$0	$0	$0	$0	$0	$14,614	$0	$0	$0	$0
Amortization of above (below) market lease intangibles, net and assumed mortgage debt discount, net	0	0	5,091	10,668	13,501	15,885	24,284	33,563	33,430	33,571	36,749
Core Funds from Operations - OP Common Unitholders	$44,050	$59,168	$76,271	$93,429	$127,987	$170,239	$241,545	$307,710	$376,450	$416,712	$477,767
Straight-line accrued rent	$(2,450)	$(3,582)	$(3,548)	$(4,648)	$(7,093)	$(7,818)	$(11,857)	$(13,176)	$(12,142)	$(12,711)	$(17,356)
Stock based compensation expense	1,992	2,441	2,589	3,227	4,106	4,995	5,467	6,464	8,338	10,805	12,991
Amortization of financing costs and original issue discounts	494	516	574	578	706	826	1,197	3,141	4,403	5,988	7,074
Loss on extinguishment of debt	180	333	0	0	0	0	0	0	0	0	0
Non-real estate depreciation	62	72	78	146	283	509	618	778	1,693	2,024	2,328
Other	(463)	(541)	(230)	0	(475)	0	0	0	0	0	0
Adjusted Funds from Operations - OP Common Unitholders	$43,865	$58,407	$75,734	$92,732	$125,514	$168,751	$236,970	$304,917	$378,742	$422,818	$482,804
FFO Per Common Share and OP Unit - Diluted	$2.39	$2.54	$2.54	$2.53	$2.75	$2.93	$3.00	$3.45	$3.58	$3.75	$3.95
Core FFO Per Common Share and OP Unit - Diluted	$2.39	$2.54	$2.72	$2.85	$3.08	$3.23	$3.58	$3.87	$3.93	$4.08	$4.28
Adjusted FFO Per Common Share and OP Unit - Diluted	$2.38	$2.51	$2.70	$2.83	$3.02	$3.20	$3.51	$3.83	$3.95	$4.14	$4.33
Weighted Average Number of Common Shares and OP Units Outstanding - Diluted	18,413,034	23,307,418	28,047,966	32,748,741	41,571,233	52,744,353	67,486,698	79,512,005	95,785,031	102,223,923	111,548,264

Note: The Company began reporting Core FFO in 2018.

AGREE REALTY
RETHINK RETAIL
© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED.
39

40© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “can,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements, including statements regarding our financial projections and operations, are based on certain assumptions and can include future expectations, future economic, competitive and market conditions, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Certain factors could occur that might cause actual results to vary, including the potential adverse effect of ongoing worldwide economic uncertainties, disruptions in the banking system and financial markets, and increased inflation on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets, the general deterioration in national economic conditions, tenant financial health, property acquisitions and the timing of these investments and acquisitions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, the Company’s continuing ability to qualify as a REIT and other risks and uncertainties as described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required by law, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investors section of the Company’s website at www.agreerealty.com. Most information in this presentation is as of March 31, 2026, unless otherwise noted. The Company undertakes no duty to update the statements in this presentation to conform the statements to actual results or changes in the Company’s expectations.

41© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Glossary This presentation includes certain non-GAAP financial measures and other defined terms. These non-GAAP measures are presented as supplemental information and should not be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Definitions of non-GAAP measures, as well as certain GAAP and other financial and operating terms, are presented alphabetically below. AFFO Payout Ratio is calculated as common dividends per share divided by AFFO per share for the same period. The Company believes this measure is a useful supplemental indicator of dividend coverage and the sustainability of its dividend policy. This measure is not a substitute for measures prepared in accordance with GAAP, and the Company’s calculation may differ from similarly titled measures used by other companies. Annualized Base Rent (“ABR”) represents the annualized amount of contractual minimum rent required by tenant lease agreements, computed on a straight-line basis. ABR is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes annualized contractual minimum rent is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity. Components of Funds From Operations, Core FFO, and AFFO Funds from Operations (“FFO” or “Nareit FFO”) is defined by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”) to mean net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets and/or changes in control, plus real estate related depreciation and amortization and any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity. Further, while the Company adheres to the Nareit definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition. Core Funds from Operations (“Core FFO”) the Company defines Core FFO as Nareit FFO with the add-back of (i) noncash amortization of acquisition purchase price related to above- and below- market lease intangibles and discount on assumed debt and (ii) certain infrequently occurring items that reduce or increase net income in accordance with GAAP. Management believes that its measure of Core FFO facilitates useful comparison of performance to its peers who predominantly transact in sale-leaseback transactions and are thereby not required by GAAP to allocate purchase price to lease intangibles.  Unlike many of its peers, the Company has acquired the substantial majority of its net- leased properties through acquisitions of properties from third parties or in connection with the acquisitions of ground leases from third parties. Core FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity. Further, the Company’s presentation of Core FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition. Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO and Core FFO for certain non-cash items that reduce or increase net income computed in accordance with GAAP. Management considers AFFO a useful supplemental measure of the Company’s performance, however, AFFO should not be considered an alternative to net income as an indication of its performance, or to cash flow as a measure of liquidity or ability to make distributions. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs.

42© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Glossary Components of Net Debt to Recurring EBITDA EBITDAre is defined by Nareit to mean net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization, any gains (or losses) from sales of real estate assets and/or changes in control, any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers the non-GAAP measure of EBITDAre to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers EBITDAre a key supplemental measure of the Company's operating performance because it provides an additional supplemental measure of the Company's performance and operating cash flow that is widely known by industry analysts, lenders and investors. The Company’s calculation of EBITDAre may not be comparable to EBITDAre reported by other REITs that interpret the Nareit definition differently than the Company. Recurring EBITDA The Company defines Recurring EBITDA as EBITDAre with the add-back of noncash amortization of above- and below- market lease intangibles, and after adjustments for the run-rate impact of the Company's investment and disposition activity for the period presented, as well as adjustments for non-recurring benefits or expenses. The Company considers the non-GAAP measure of Recurring EBITDA to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers Recurring EBITDA a key supplemental measure of the Company's operating performance because it represents the Company's earnings run rate for the period presented and because it is widely followed by industry analysts, lenders and investors. Our Recurring EBITDA may not be comparable to Recurring EBITDA reported by other companies that have a different interpretation of the definition of Recurring EBITDA. Our ratio of net debt to Recurring EBITDA is used by management as a measure of leverage and may be useful to investors in understanding the Company’s ability to service its debt, as well as assess the borrowing capacity of the Company. Our ratio of net debt to Recurring EBITDA is calculated by taking annualized Recurring EBITDA and dividing it by our net debt per the consolidated balance sheet. Total Debt and Net Debt The Company defines Total Debt as debt per the consolidated balance sheet excluding unamortized debt issuance costs, original issue discounts and debt discounts.  Net Debt is defined as Total Debt less cash, cash equivalents and cash held in escrows. The Company considers the non-GAAP measures of Total Debt and Net Debt to be key supplemental measures of the Company's overall liquidity, capital structure and leverage because they provide industry analysts, lenders and investors useful information in understanding our financial condition. The Company's calculation of Total Debt and Net Debt may not be comparable to Total Debt and Net Debt reported by other REITs that interpret the definitions differently than the Company. The Company presents Net Debt on both an actual and proforma basis, assuming the net proceeds of the Forward Offerings (see below) are used to pay down debt. The Company believes the proforma measure may be useful to investors in understanding the potential effect of the Forward Offerings on the Company's capital structure, its future borrowing capacity, and its ability to service its debt. Anticipated Net Proceeds from Outstanding Forwards Since the first quarter of 2018, the Company has utilized forward sale agreements to sell shares of common stock. Selling common stock through forward sale agreements enables the Company to set the price of such shares upon pricing the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds by the Company. Given the Company’s frequent use of forward sale agreements, the Company considers the non-GAAP measure of Anticipated Net Proceeds from Outstanding Forwards to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage. The Company defines Anticipated Net Proceeds from Outstanding Forwards as the number of shares outstanding under forward sale agreements at the end of each quarter, multiplied by the applicable forward sale price for each agreement, respectively. This is also referred to as Outstanding Forward Equity. Enterprise Value is calculated as the sum of net debt, the liquidation value of the Company’s preferred stock, and the market value of the Company’s outstanding shares of common stock, assuming the conversion of Agree Limited Partnership common units into common stock. Equity Market Capitalization represents the market value of the Company’s outstanding shares of common stock, calculated based on the closing price of the Company’s common stock on the NYSE on the date specified, and assuming the conversion of Agree Limited Partnership common units into common stock.

43© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. Glossary Fixed Charge Coverage Ratio is calculated as Trailing Twelve Month (“TTM”) Fixed Charge EBITDA divided by TTM Fixed Charges. TTM Fixed Charge EBITDA represents TTM EBITDA adjusted for straight-line rent and capital expenditure adjustments, and TTM Fixed Charges consist of interest expense, preferred share dividend payments, and scheduled principal payments. The Company believes this measure is a useful supplemental indicator of its ability to service fixed financial obligations, though it is not a substitute for measures prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Investment Type Classifications Acquisitions refer to the purchase of individual properties or portfolios by the Company. Acquisitions generally involve the acquisition of stabilized assets and require limited tenant improvements relative to the overall investment. Developments refer to projects in which the Company directly controls the development process, typically including land acquisition, lease negotiation, due diligence, design, and construction. Development projects typically involve ground-up construction or significant redevelopment. Developer Funding Platform (“DFP”) transactions involve the Company partnering with developers or retailers, typically on in-process development projects, and providing capital and development expertise. In DFP transactions, the Company generally does not lead the development process, but supports execution through funding and oversight. The Company owns the asset outright upon completion. Net Debt to Enterprise Value represents the ratio of the Company’s net debt to its Enterprise Value and is used to evaluate the Company’s capital structure and balance sheet leverage. Retail Credit Type Investment Grade (“IG”) refers to ABR derived from tenants, or parent or subsidiary entities thereof, that have an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings, or the National Association of Insurance Commissioners (“NAIC”). Not Rated (“NR”) refers to ABR derived from tenants, or parent or subsidiary entities thereof, that do not have a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings, or the NAIC. Sub-Investment Grade (“SIG”) refers to ABR derived from tenants, or parent or subsidiary entities thereof, that have a credit rating below investment grade from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings, or the NAIC. Retail Tenant Type Franchise refers to tenants whose locations are owned and operated by franchisees, rather than directly by a corporate entity. National refers to tenants that operate a nationwide store footprint across multiple regions of the United States and generate revenue from a broadly diversified geographic base. Super-Regional refers to tenants that operate a large, multi-state store footprint, but whose operations are concentrated in specific regions of the United States rather than nationwide. Weighted-Average Capitalization Rate for acquisitions and dispositions, it is defined as the sum of contractual fixed annual rents computed on a straight-line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices for occupied properties.  Weighted-Average Lease Term (“WALT”) represents the remaining contractual lease term of in-place leases, weighted by ABR, and excludes vacant properties and lease extension options.

44© 2026 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. CONTACT PETER COUGHENOUR Chief Financial Officer (248) 737-4190 investors@agreerealty.com